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                                                                      EXHIBIT 11


                       INDUSTRIAL DISTRIBUTION GROUP, INC.

                        COMPUTATION OF EARNINGS PER SHARE

        FOR THE THREE AND SIX MONTHS PERIODS ENDED JUNE 30, 1999 AND 1998

                      (In Thousands, Except Per Share Data)

                                   (Unaudited)

                                                     Three Months Ended      Six Months Ended
                                                          June 30,                June 30,
                                                     ------------------      ------------------
                                                      1999        1998        1999        1998
                                                     ------      ------      ------      ------
Net income                                           $  653      $1,700      $1,173      $3,076
                                                     ======      ======      ======      ======

     Weighted average common
      shares outstanding                              8,540       8,200       8,519       8,052

     Add - Dilutive effect of outstanding
      options (as determined by the
      application of the treasury stock method)          --          59          --          58
                                                     ------      ------      ------      ------

     Weighted average common and
      common equivalent
      shares outstanding                              8,540       8,259       8,519       8,110
                                                     ======      ======      ======      ======

Primary earnings per share:                          $  .08      $  .21      $  .14      $  .38
                                                     ======      ======      ======      ======

Diluted earnings per share:                          $  .08      $  .21      $  .14      $  .38
                                                     ======      ======      ======      ======